PARTICIPATING FUNDS

..  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
   ISHARES GLOBAL HIGH YIELD CORPORATE BOND ETF (ISHGHYG)
   ISHARES INTERNATIONAL HIGH YIELD BOND ETF (ISHHYXU)
   BlackRock Funds II, High Yield Bond Portfolio (BR-HIYLD)
   BlackRock Multi-Asset Income- European High Yield Portfolio (BR-INC-EHY) Strategic Income Opportunities Fund (BR-SIP)
   BlackRock Managed Volatility - Fixed Income Portfolio (BR_AA_FI) BlackRock Corporate High Yield Fund, Inc. (HYT)
   Master Total Return Portfolio of Master Bond LLC (MF-BOND)
   MIST BlackRock High Yield Portfolio (MIST-HY)
   AST BlackRock Global Strategies Portfolio (US High Yield) (PRU-AA-HY)

THE OFFERING

KEY CHARACTERISTICS (COMPLETE ALL FIELDS)

Date of Offering Commencement:  12-02-2015

Security Type:                  BND/CORP

Issuer                          Ball Corporation (2023)

Selling Underwriter             Goldman, Sachs & Co.,

Affiliated Underwriter(s)       [X] PNC Capital Markets LLC
                                [_] Other:

List of Underwriter(s)          Goldman, Sachs & Co., Deutsche Bank Securities
                                Inc., Deutsche Bank AG, London Branch, Merrill
                                Lynch, Pierce, Fenner & Smith Incorporated,
                                Merrill Lynch International, KeyBanc Capital
                                Markets Inc., Mizuho Securities USA Inc.,
                                Mizuho International plc, Rabo Securities USA,
                                Inc., Cooperatieve Centrale
                                Raiffeisen-Boerenleenbank B.A., ANZ
                                Securities, Inc., BNP Paribas Securities
                                Corp., Credit Agricole Securities (USA) Inc.,
                                Mitsubishi UFJ Securities (USA), Inc.,
                                Mitsubishi UFJ Securities International plc,
                                PNC Capital Markets LLC, Santander Investment
                                Securities Inc., Banco Santander, S.A., SMBC
                                Nikko Securities Americas, Inc., SMBC Nikko
                                Capital Markets Limited, TD Securities (USA)
                                LLC, UniCredit Capital Markets LLC, UniCredit
                                Bank AG, RB International Markets (USA) LLC,
                                Raiffeisen Bank International AG, Barclays
                                Capital Inc., Barclays Bank PLC, The Williams
                                Capital Group, L.P.

TRANSACTION DETAILS

Date of Purchase      12-02-2015

Purchase Price/Share      (Euro)100.00 or Total Commission, Spread or Profit     1.250%
(PER SHARE / % OF PAR)    $106.15

Rule 10f-3 Report - Definitions

1. Aggregate Principal Amount Purchased (a+b)                                         (Euro) 35,000,000 or
                                                                                           $    37,152,500
                                                                                      --------------------
                                                                                      (Euro)  4,050,000 or
    a. US Registered Funds (Appendix attached with individual Fund/Client purchase)             $4,299,075
                                                                                      --------------------
    b. Other BlackRock Clients                                                        (Euro) 30,950,000 or
                                                                                           $    32,853,425
                                                                                      --------------------
                                                                                      (Euro)700,000,000 or
2. Aggregate Principal Amount of Offering                                                  $   743,050,000
                                                                                      --------------------
FUND RATIO                                                                                         0.05000
[Divide Sum of #1 by #2]
Must be less than 0.25

LEGAL REQUIREMENTS

OFFERING TYPE (CHECK ONE)

The securities fall into one of the following transaction types (see
Definitions):

[X]  U.S. Registered Public Offering.. [Issuer must have 3 years of continuous operations]
[_]  Eligible Rule 144A Offering...... [Issuer must have 3 years of continuous operations]
[_]  Eligible Municipal Securities
[_]  Eligible Foreign Offering........ [Issuer must have 3 years of continuous operations]
[_]  Government Securities Offering... [Issuer must have 3 years of continuous operations]

TIMING AND PRICE (CHECK ONE OR BOTH)

[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and

[_] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

FIRM COMMITMENT OFFERING (CHECK ONE)

[X] YES  The securities were offered pursuant to an underwriting or similar
[_] NO agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

NO BENEFIT TO AFFILIATED UNDERWRITER (CHECK ONE)

[X] YES  No affiliated underwriter was a direct or indirect participant in, or
[_] NO   benefited directly or indirectly from, the transaction.

Rule 10f-3 Report - Definitions

Completed by:  Dipankar Banerjee                              Date: 12-08-2015
               ------------------------------------
               Global Syndicate Team Member

Approved by:   Steven DeLaura                                 Date: 12-08-2015
               ------------------------------------
               Global Syndicate Team Member

DEFINITIONS

TERM                       DEFINITION
Fund Ratio                 Number appearing at the bottom of page 1 of 2 of
                           the Rule 10f-3 Report form. It is the sum of the Funds' participation in the offering by the Funds and other accounts managed by BlackRock divided by the total amount of the offering.

Eligible Foreign Offering  The securities are sold in a public offering conducted under the laws of a country other than the United States and

                           (a) the offering is subject to regulation in such
                               country by a "foreign financial regulatory authority," as defined in Section 2(a)(50) of the Investment Company Act of 1940;

                           (b) the securities were offered at a fixed price to
                               all purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                           (c) financial statements, prepared and audited as
                               required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, were made available to the public and prospective purchasers in connection with the offering; and

                           (d) if the issuer is a "domestic issuer," i.e.,
                               other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country, it (1) has a class of securities registered pursuant to section 12(b) or 12(g) of the Securities
                               Exchange Act of 1934 or is required to file reports pursuant to section 15(d) of that act, and (2) has filed all the material required to be filed pursuant to section 13(a) or 15(d) of that act for a period of at least 12 months immediately preceding the sale of securities (or for such shorter period that the issuer was required to file such material)

Rule 10f-3 Report - Definitions

TERM                            DEFINITION
Eligible Municipal Securities   The securities:

                                (a) are direct obligations of, or obligations
                                    guaranteed as to principal or interest by, a State or any political subdivision thereof, or any agency or instrumentality of a State or any political subdivision thereof, or any municipal corporate instrumentality of one or more States, or any security which is an industrial development bond (as defined in section 103(c)(2) of Title 26) the interest on which is excludable from gross income under certain provisions of the Internal Revenue Code;

                                (b) are sufficiently liquid that they can be
                                    sold at or near their carrying value
                                    within a reasonably short period of time;
                                    and

                                (c) either

                                     (1) are subject to no greater than
                                         moderate credit risk; or

                                     (2) if the issuer of the municipal
                                         securities, or the entity supplying
                                         the revenues or other payments from
                                         which the issue is to be paid, has
                                         been in continuous operation for less
                                         than three years, including the
                                         operation of any predecessors, the
                                         securities are subject to a minimal
                                         or low amount of credit risk.

                                Also, purchases of municipal securities may not be designated as group sales or otherwise allocated to the account of any prohibited seller (i.e., an affiliated underwriter).

Eligible Rule 144A Offering     The securities are sold in an offering where

                                (a) the securities are offered or sold in
                                    transactions exempt from registration
                                    under Section 4(2) of the Securities Act of 1933, Rule 144A thereunder, or Rules 501-508 thereunder;

                                (b) the securities were sold to persons that
                                    the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule 144A ("QIBs"); and

                                (c) the seller and any person acting on behalf
                                    of the seller reasonably believe that the securities are eligible for resale to other QIBs pursuant to Rule 144A.

Government Securities Offering  The security is issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.

Rule 10f-3 Report - Definitions

 TERM                             DEFINITION
 U.S. Registered Public Offering  The securities offered are registered under the Securities Act of 1933 that are being offered to the public.